UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     June 6, 2012

Northfield Bancorp, Inc.

(Exact name of registrant as specified in its charter)

United States	1-33732	42-1572539
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1410 St. Georges Avenue, Avenel, New Jersey		07001
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (732) 499-7200

                             Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events

On June 6, 2012, the Boards of Directors of Northfield Bancorp, Inc. (the “Company”), and Northfield Bank (the “Bank”) and the Board of Trustees of Northfield Bancorp MHC, (the “Mutual Holding Company”) each unanimously adopted the Plan of Conversion and Reorganization of the Mutual Holding Company (the “Plan”) pursuant to which the Mutual Holding Company will undertake a “second-step” conversion and cease to exist. The Bank will reorganize from a two-tier mutual holding company structure to a fully public stock holding company structure.

Pursuant to the Plan, (i) the Bank will become a wholly owned subsidiary of a newly formed holding company which will also be called Northfield Bancorp, Inc.(the New Holding Company”), (ii) the shares of common stock of the Company held by persons other than the Mutual Holding Company (whose shares will be canceled) will be converted into shares of common stock of the New Holding Company pursuant to an exchange ratio designed to preserve the percentage ownership interests of such persons (excluding shares purchased in the stock offering described below and cash received in lieu of fractional shares), and (iii) the New Holding Company will offer and sell shares of common stock representing the ownership interest of the Mutual Holding Company in a subscription offering. The Plan is subject to regulatory approval as well as the approval of the Mutual Holding Company’s members (depositors of the Bank) and the Company’s stockholders (including the approval of a majority of the Company’s outstanding shares of common stock held by persons other than the Mutual Holding Company).

Shares not subscribed for in the subscription offering are expected to be available for sale in a community offering and, if necessary, in a syndicated community offering. The number and price of shares to be sold in the offering and the exchange ratio for current stockholders of the Company will be based on an independent appraisal.

The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the complete text of the Plan, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference.

As a result of the Company’s adoption of the Plan of Conversion, the Company is terminating, effective immediately, its current stock repurchase plan.

The Company announced the adoption of the Plan and termination of its current stock repurchase plan in a press release dated June 6, 2012. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Plan of Conversion and Reorganization

99.1	PressRelease dated June 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHFIELD BANCORP, INC.

DATE: June 7, 2012	By:	/s/ Steven M. Klein
Steven M. Klein
Chief Operating and Chief Financial Officer